Exhibit 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows that such information is inaccurate.

Dated: April 6, 2017.

LUMIRA GP HOLDINGS CO.	LUMIRA GP INC.

By: /s/ Vasco Larcina	By: /s/ Vasco Larcina
Name: Vasco Larcina	Name: Vasco Larcina
Title: VP Finance	Title: VP Finance

LUMIRA CAPITAL GP, L.P.	LUMIRA CAPITAL INVESTMENT MANAGEMENT INC.

By: Lumira GP Holdings Co., its general partner	By: /s/ Vasco Larcina
Name: Vasco Larcina
By: /s/ Vasco Larcina	Title: VP Finance
Name: Vasco Larcina
Title: VP Finance

LUMIRA CAPITAL II, L.P.	LUMIRA CAPITAL II (INTERNATIONAL), L.P.

By: Lumira Capital GP, L.P., its general partner	By: Lumira Capital GP, L.P., its general partner

By: Lumira GP Holdings Co., as general partner of Lumira Capital GP, L.P.	By: Lumira GP Holdings Co., as general partner of Lumira Capital GP, L.P.

By: /s/ Vasco Larcina	By: /s/ Vasco Larcina
Name: Vasco Larcina	Name: Vasco Larcina
Title: VP Finance	Title: VP Finance

BENJAMIN ROVINSKI

By: /s/ Benjamin Rovinski